UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2010
Yadkin Valley Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)
North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993
(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621
(Address of Principal Executive Offices)	(Zip Code)
(704) 768-1161
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition
Elkin, NC — July 22, 2010 — Yadkin Valley Financial Corporation (NASDAQ: YAVY), the holding company for Yadkin Valley Bank and Trust Company, announced that net income for the second quarter 2010 was $285,000. After payment of a dividend to the US Treasury as preferred shareholder, the net loss available to common shareholders for the second quarter of 2010 totaled $486,000 or $0.03 per diluted share. This compares to net income available to common shareholders of $143,000 or $0.01 per diluted share in the first quarter of 2010, and a net loss of $7.1 million, or $0.46 per diluted share, in the second quarter of 2009.
A copy of the press release issued by Yadkin Valley Financial Corporation dated July 22, 2010 announcing financial results for the quarter ending June 30, 2010 is attached hereto.
About Yadkin Valley Financial Corporation
Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in 42 branches throughout its five regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Durham, Orange, and Granville Counties. The American Community Bank region serves Mecklenburg and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina and operates a loan production office in Wilmington, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation website is www.yadkinvalleybank.com. Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future growth, plans, objectives, expectations, performance, events and the like, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to: the businesses of Yadkin Valley and American Community may not be integrated successfully or such integration may take longer to accomplish than expected; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; continued disruption in worldwide and U.S. economic conditions; changes in the interest rate environment which may reduce the net interest margin; a continued downturn in the economy or real estate market; greater than expected noninterest expenses or excessive loan losses as a result of changes in market conditions and the adverse impact on the value of the underlying collateral and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see Yadkin Valley’s and American Community’s filings with the Securities and Exchange Commission.
Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable though they are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by either company or any person that the future events, plans, or expectations contemplated by either company will be achieved. Yadkin Valley does not intend to and assumes no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.
ITEM 9.01. Financial Statements and Exhibits
(c)	Exhibits

Exhibit No.	Exhibit
99.1	Earnings Press Release for the quarter ended June 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION
Dated: July 22, 2010	By:	/s/ Jan H. Hollar

		Name:	Jan H. Hollar
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Press Release the quarter ended June 30, 2010.

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